RUBY CREEK RESOURCES

December 18, 2009

Dear Mr. Sangha and Mr. Rai
Douglas Lake Minerals Inc.
6820 188 St, Unit 222,
Surrey BC V4N 3G6

Dear Sirs,

Re: Ruby Creek Resources, Inc. and Douglas Lake Minerals Inc. Purchase Agreement Mkuvia Property, Tanzania

Further to our discussions, we have agreed to extend our second payment of $150,000 to $75,000 immediately and $75,000 by January 31, 2010 or the commencement of onsite due diligence, whichever occurs first.

Thank you,
Regards,

Rob Slavik
President and CEO
Ruby Creek Resources, Inc

We, the undersigned, agree to the above and acknowledge that we have authority to enter into this Agreement.

For Douglas Lake Minerals Inc.	For Ruby Creek Resources Inc.
Herm Rai, CFO	Rob Slavik, CEO and Director